================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): APRIL 6, 2005

                        RADIATION THERAPY SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-50802

                 FLORIDA                               65-0768951
     -------------------------------              -------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)               Identification No.)

  2234 Colonial Boulevard, Fort Myers, Florida           33907
  --------------------------------------------         ----------
    (Address of principal executive offices)           (Zip Code)

                                 (239) 931-7275
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On April 6, 2005 Radiation Therapy Services, Inc. (the "Company") entered into a definitive asset purchase agreement by and between the Company's wholly-owned subsidiary, Nevada Radiation Therapy Management Services, Inc., a Nevada corporation ("NRTMS"), the Company, Associated Radiation Oncologists, Inc., a Nevada corporation ("ARO"), Radiation Oncology Leasing Company, Ltd., a Nevada limited liability company, Gregory Dean, M.D., Ritchie Stevens, M.D., Beau James Toy, M.D. and Judy Jackson, M.D. to acquire through NRTMS substantially all of the assets of five radiation treatment centers in Las Vegas, Nevada. The purchase price is $26 million in cash at closing and a three-year earn out equal to 30% of the amount equal to aggregate collections after deducting the sum of 25% and all expenses as authorized by the management services agreement. The Company plans to use its existing credit facility to finance the acquisition. No liabilities are being assumed except for obligations under certain assigned agreements arising on or after closing and the asset purchase agreement contains customary representations, warranties, covenants and indemnities. The asset purchase agreement provides for NRTMS to provide management services to ARO for a period of three years pursuant to a management services agreement for a fee equal to 75% of the global fee which management services agreement is renewable for a period of one year. The asset purchase agreement also provides for 36 month non-competition agreements from the four individual selling physicians after termination of the management services agreement or until 2011, whichever is earlier. Upon termination of the management services agreement, the Company anticipates that the acquired treatment centers will be operated pursuant to an administrative services agreement between NRTMS and a professional corporation owned by a related party similar to its current operating model in Nevada. The transaction is subject to customary closing conditions and is expected to close within thirty days.

ITEM 7.01   REGULATION FD DISCLOSURE.

        On April 6, 2005, the Company announced that it has entered into a definitive asset purchase agreement to acquire five radiation treatment centers in Las Vegas, Nevada. Based on the global revenue of these treatment centers for the past 12 months, the management services fees under the management services agreement contemplated in the asset purchase agreement described in Item 1.01 above would have been approximately $12.0 million. A copy of the press release announcing the definitive asset purchase agreement is filed with this report as
Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c)  Exhibits

            99.1 Press Release dated April 6, 2005 announcing definitive purchase agreement to acquire Las Vegas treatment centers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                RADIATION THERAPY SERVICES, INC.

                                                By: /s/ David Koeninger
                                                    ----------------------------
                                                    David Koeninger
                                                    Principal Financial Officer

Dated:  April 7, 2005

                                        3